Exhibit 99.2
INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
Q4 FY2006 (All $ amounts in thousands, except ASPs and headcount)
(unaudited)

	Q4FY05	Q1FY06	Q2FY06	Q3FY06	Q4FY06

Occupancy	67%	75%	74%	52%	$60%
ADR	$127	$156	$177	$171	$165
Hotel Revenue	$1,168	$2,912	$3,264	$2,266	$2,418
Hotel Gross Profit%	17.0%	17.7%	20.4%	19.3%	18.8%

Slot Drop	$204,958	265,094	249,211	223,393	$219,992
Net Slot Revenue	$3,762	$19,121	$18,738	$14,691	$15,015
Gross Win Per Day Per Machine	$113	$144	$136	$115	$122
Hold Percent	6.7%	7.2%	7.0%	6.6%	6.8%

Table Drop	$9,202	16,161	14,724	10,958	10,353

Net Table Game Revenue	$2,487	$2,906	$2,303	$2,482	$2,590
Gross Win Per Day per Table	$589	$593	$458	$500	$542
Hold Percent	27%	16%	13%	20%	22%

Net Gaming Revenue	$16,250	$22,027	$19,671	$17,173	$17,605

Gaming Gross Profit%	52%	80%	77%	78%	77%

Net Ski and Recreation Revenue	$4,228	$638	$1,864	$1,821	$1,214
Ski Gross Profit%	68%	19%	49%	45%	38%

Food, Beverage and Banquet Revenue	$2,178	$3,458	$3,442	$2,852	$2,508
F&B Gross Profit%	47%	68%	78%	96%	76%

Net Revenue	$25,994	$30,628	$31,258	$25,683	$25,882
Divisional (Direct) expenses	$17,425	$13,766	$13,750	$11,007	$11,525
Marketing, G&A, Shared Services, and Pre-opening costs	$6,241	$11,027	$10,592	$7,493	$11,043
Depreciation	$2,228	$4,765	$4,067	$4,465	$4,491

Operating Expenses	$25,894	$29,559	$28,410	$22,955	$27,059

Operating Income(Loss)	$100	$1,069	$2,848	$2,728	$(1,177)
EBITDA	$2,422	$5,713	$6,686	$7,164	$3,347
Operating Income (Loss)% of Sales	0%	3%	9%	11%	(11)%
EBITDA % of Sales	9%	19%	21%	28%	13%
Direct/Divisional Profit % of Sales	33%	55%	56%	57%	55%

Unrestricted Cash	$13,719	$16,162	$19,441	$13,799	$16,768
Total Cash	$49,590	$44,508	$47,872	$34,907	$34,939